Private & Confidential
Dated 2007
SAKONNET SHIPPING LTD. (1) as Borrower THE BANK OF NOVA SCOTIA ASIA LIMITED (2) as Bank
LOAN AGREEMENT for a loan facility of up to US$27,300,000 to part finance the acquisition of m.v. “SAKONNET”

Contents

Clause Page

1         Purpose and definitions [INSERT PAGE NUMBER]

2         The Commitment and the Loan [INSERT PAGE NUMBER]

3         Interest and Interest Periods [INSERT PAGE NUMBER]

4         Repayment and prepayment [INSERT PAGE NUMBER]

5         Fees and expenses [INSERT PAGE NUMBER]

6         Payments and taxes; accounts and calculations [INSERT PAGE NUMBER]

7         Representations and warranties [INSERT PAGE NUMBER]

8         Undertakings [INSERT PAGE NUMBER]

9         Conditions [INSERT PAGE NUMBER]

10         Events of Default [INSERT PAGE NUMBER]

11         Indemnities [INSERT PAGE NUMBER]

12         Unlawfulness and increased costs [INSERT PAGE NUMBER]

13         Security and set-off [INSERT PAGE NUMBER]

14         Accounts [INSERT PAGE NUMBER]

15         Assignment, transfer and lending office [INSERT PAGE NUMBER]

16         Notices and other matters [INSERT PAGE NUMBER]

17         Governing law and jurisdiction [INSERT PAGE NUMBER]

Schedule 1 Form of Drawdown Notice [INSERT PAGE NUMBER]

Schedule 2 Documents and evidence required as conditions precedent[INSERT PAGE NUMBER]

Schedule 3 Form of Mortgage [INSERT PAGE NUMBER]

Schedule 4 Form of Deed of Covenant [INSERT PAGE NUMBER]

Schedule 5 Form of Accounts Charge [INSERT PAGE NUMBER]

Schedule 6 Form of Corporate Guarantee [INSERT PAGE NUMBER]

Schedule 7 Form of Charter Assignment [INSERT PAGE NUMBER]

SIN-#284801-v6

THIS AGREEMENT is dated                                                                                                2007 and made BETWEEN:

(1)	SAKONNET SHIPPING LTD. as Borrower; and

(2)	THE BANK OF NOVA SCOTIA ASIA LIMITED as Bank.

IT IS AGREED as follows:

1	Purpose and definitions

1.1	Purpose

This Agreement sets out the terms and conditions upon and subject to which the Bank agrees to make available to the Borrower a loan of up to US$27,300,000 to be used to part-finance the acquisition cost of the purchase of m.v. “SAKONNET”.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Account Bank” means The Bank of Nova Scotia, London Branch of Scotia House, 33 Finsbury Square, London EC2A 1BB of and includes its successors in title;

“Accounts Charge” means the charge executed or (as the context may require) to be executed by the Borrower in favour of the Bank in respect of the Earnings Account in the form set out in schedule Schedule 5;

“Approved Insurer” means such insurance company or underwriter or insurer as may be appointed by or on behalf of the Borrower which shall be acceptable to the Bank with whom the Insurances (other than Insurances to be taken out with the P&I Club) shall be from time to time taken out in respect of the Ship;

“Approved Manager” means either B+H Management Ltd., Bermuda or B+H Equimar Singapore Pte Ltd., Singapore or such other person appointed as commercial and/or technical manager of the Ship with the prior written consent of the Bank (such consent not to be unreasonably withheld or delayed);

“Assignee” has the meaning ascribed thereto in clause 15.3;

“Audited Financial Statements” means the annual audited consolidated and non-consolidated financial statements of the Corporate Guarantor in the English language and comprising a statement of income, balance sheet and cash flow statement audited by the auditors of the Corporate Guarantor;

“Bank” means The Bank of Nova Scotia Asia Limited of 1 Raffles Quay, #20-01 North Tower, One Raffles Quay, Singapore 048583 (or of such other address as may last have been notified to the Borrower pursuant to clause 15.6) and includes its successors in title and assignees and transferees;

“Banking Day” means a day (other than a Saturday or Sunday) on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and on which banks are open for general business in London, New York City and Singapore);

“Borrowed Money” means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

“Borrower” means Sakonnet Shipping Ltd of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

“Borrower’s Group” means the Borrower and its Related Companies;

“Charter” means the “Shelltime 4 Form” time charter dated 12 October 2005 entered into between the Borrower and the Charterer as novated by the Novation Agreement;

“Charter Guarantee” means the guarantee dated as of 3 March 2006 executed by the Charter Guarantor in favour of the Owner;

“Charter Guarantor” means Sempra Energy of 101 Ash Street, San Diego, CA 92101, United States of America and includes its successors in title;

“Charterer” means TTMI SARL of 15/17 Rue du Chartier, CH-1211, Geneva 1, Switzerland and includes its successors in title and assignees;

“Charter Assignment” means the specific assignment of the Charter and the Charter Guarantee contained therein executed or (as the context may require) to be executed by the Borrower in favour of the Bank in the form set out in schedule 7;

“Classification” means the classification DNV + 1A1 Bulk Carrier or Tanker for Oil ESP HC-EA EO NAUTICUS (Operation) cow inert pst ib (+) ERS with the Classification Society or such other classification as the Bank shall, at the request of the Borrower, have agreed in writing shall be treated as the Classification for the purposes of the Security Documents;

“Classification Society” means Det Norske Veritas or such other classification society which the Bank shall, at the request of the Borrower, have agreed in writing shall be treated as the Classification Society for the purposes of the Security Documents;

“Commitment” means the amount which the Bank has agreed to lend to the Borrower under clause 2.1 as reduced by any relevant term of this Agreement;

“Compulsory Acquisition” means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Contract” means the memorandum of agreement dated 15 March 2006 between the Seller and the Borrower relating to the purchase by the Borrower of the Ship;

“Contract Price” means the purchase price payable by the Borrower to the Seller in accordance with the Contract, being thirty six million four hundred thousand Dollars (US$36,400,000);

“Corporate Guarantee” means the guarantee issued or (as the context may require) to be issued by the Corporate Guarantor in favour of the Bank in the form set out in schedule 6;

“Corporate Guarantor” means B+H Ocean Carriers Ltd of 80 Broad Street, Monrovia, Liberia and includes its successors in title;

“Deed of Covenant” means the deed of covenant collateral to the Mortgage executed or (as the context may require) to be executed by the Borrower in favour of the Bank in the form set out in schedule 4;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“DOC” means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

“Dollars” and “$” mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

“Drawdown Date” means the date, being a Banking Day falling not later than the Termination Date, on which the Loan is, or is to be, drawn down;

“Drawdown Notice” means a notice substantially in the terms of schedule 1;

“Earnings” means all moneys whatsoever from time to time due or payable to the Borrower during the Security Period arising out of the use or operation of the Ship including (but not limited to) amounts payable under any charter and all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Borrower in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship and any sums recoverable under any loss of earnings insurance;

“Earnings Account” means an interest bearing Dollar account of the Borrower opened or (as the context may require) to be opened by the Borrower with the Account Bank designated “Sakonnet Shipping Ltd.” and with account number AN 17260000 and includes any other account designated in writing by the Bank to be an Earnings Account for the purposes of this Agreement;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

“Environmental Affiliate” means any agent or employee of the Borrower or any other Security Party or any person having a contractual relationship with the Borrower or any other Security Party in connection with the Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from the Ship;

“Environmental Approval” means any consent, authorisation, licence or approval of any Government Entity applicable to the Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from the Ship required under any Environmental Law;

“Environmental Claim” means:

(a)	any and all enforcement, clean-up, removal or other governmental or regulatory action or order or claim instituted or made pursuant to any Environmental Law or resulting from a Spill; or

(b)	any claim made by any other person relating to a Spill;

“Environmental Incident” means any Spill:

(a)	from any Fleet Vessel; or

(b)	from any other vessel in circumstances where:

(i)
any Fleet Vessel or its owner, operator or manager may be liable for Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied before the date of this Agreement); and/or

(ii)	any Fleet Vessel may be arrested or attached in connection with any such Environmental Claims;

“Environmental Laws” means all national, international and state laws, rules, regulations, treaties and conventions applicable to the Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of  Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

“Event of Default” means any of the events or circumstances described in clause 10.1;

“Facility Amount” means an amount equal to the lower of:

(a)	US$27,300,000; and

(b)
seventy five per cent (75%) of the lower of (i) the market value of the Ship (as determined in accordance with clause 8.2.2), such valuation to be determined not more than sixty (60) days before the Drawdown Date and (ii) the Contract Price;

“Flag State” means the Commonwealth of the Bahamas or such other state or territory designated in writing by the Bank, at the request of the Borrower, as being the “Flag State” of the Ship for the purposes of the Security Documents;

“Fleet Vessel” means the Ship and any other vessel owned, operated, managed or crewed by any member of the Borrower’s Group;

“GAAP” means generally accepted international accounting standards and principles, consistently applied;

“Government Entity” means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Insurances” means (a) all policies and contracts of insurance and all entries in a P&I Club or (if applicable) war risks association which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Borrower (whether in the sole name of the Borrower or in the joint names of the Borrower and any other person) and (b) all benefits thereof (including claims of whatsoever nature and return of premiums);

“Interest Payment Date” means the last day of an Interest Period;

“Interest Period” means each period for the calculation of interest in respect of the Loan ascertained in accordance with clauses 3.2 and 3.3;

“ISM Code” means the International Safety Management Code for the Safe Operations of Ships and for Pollution Prevention constituted pursuant to Resolution A 741 (18) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISPS Code” means the International Ship and Port Facility Security Code adapted by the International Maritime Organisation as the same may have been or may be amended, supplemented or replaced from time to time;

“LIBOR” means, in relation to a particular period, the rate for deposits of Dollars for a period equivalent to such period at or about 11 a.m. on the second Banking Day before the first day of such period displayed on Telerate page 3750 (British Bankers’ Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers’ Association’s Recommended Terms and Conditions (“BBAIRS” terms” dated August, 1985)), provided that if on such date no such rate is so displayed, LIBOR for such period shall be the rate determined by the Bank to be that at which deposits in Dollars and in an amount approximately equal to the amount in which LIBOR is to be determined for a period equivalent to such period were being offered by the Bank to prime banks in the London Interbank Market at or about 11 a.m. (London time) on the second Banking Day before the first day of such period;

“Loan” means the principal amount borrowed by the Borrower on the Drawdown Date or (as the context may require) the principal amount owing to the Bank under this Agreement at any relevant time;

“Margin” means zero point eight seven five per cent (0.875%) per annum;

“month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (i) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “months” and “monthly” shall be construed accordingly;

“Mortgage” means the first priority statutory mortgage of the Ship executed or (as the context may require) to be executed by the Borrower in favour of the Bank in the form set out in schedule 3;

“Novation Agreement” means the deed of novation dated 13 March 2006 between the Seller, the Borrower and the Charterer;

“Operator” means any person who is from time to time during the Security Period concerned in the operation of the Ship and falls within the definition of “Company” set out in rule 1.1.2 of the ISM Code;

“P&I Club” means any protection and indemnity association or club which is a member of the International Group of Protection and Indemnity Associations or such insurance company in each case being acceptable to the Bank in which the Ship shall be entered and shall continue to be entered in the name of the Borrower and with which the Ship shall be insured and shall continue to be insured;

“Permitted Encumbrance” means any Encumbrance in favour of the Bank created pursuant to the Security Documents and Permitted Liens;

“Permitted Liens” means any lien on the Ship for master’s, officer’s or crew’s wages outstanding in the ordinary course of trading, any lien for salvage and any ship repairer’s or outfitter’s possessory lien for a sum not (except with the prior written consent of the Bank) exceeding the Casualty Amount (as defined in the Deed of Covenant);

“Pollutant” means and includes oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws;

“Registry” means the London office of the Bahamas Maritime Authority or such other maritime registry in such other place as the Bank may in its sole discretion agree;

“Related Company” of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

“Relevant Jurisdiction” means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

“Repayment Dates” means, subject to clause 6.3, each of the dates falling at three (3) monthly intervals after the Drawdown Date up to and including the date falling ninety six (96) months after the Drawdown Date;

“Security Documents” means this Agreement, the Mortgage, the Deed of Covenant, the Account Charge, the Charter Assignment and the Corporate Guarantee, and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrower pursuant to this Agreement (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Party” means the Borrower and the Corporate Guarantor or any other person who may at any time be a party to any of the Security Documents (other than the Bank and the Account Bank);

“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payout of all moneys thereunder;

“Security Requirement” means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Bank) which is at any relevant time; whilst the Ship is chartered to the Charterer, one hundred and ten per cent (110%) of the Loan and (ii) at all other times, one hundred and twenty per cent (120%) of the Loan;

“Security Value” means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Bank) which, at any relevant time, is the aggregate of (i) the market value of the Ship as most recently determined in accordance with clause 8.2.2 and (ii) the market value of any additional security for the time being actually provided to the Bank pursuant to clause 8.2;

“Seller” means Sibodouze AS, c/o Tschudi Shipping Company AS, Strandvn. 50, 1325 Lysaker, Norway;

“Ship” means the 83,000 dwt ore/bulk/oil vessel “SAKONNET” registered in the ownership of the Borrower through the Registry under the laws and flag of the Flag State under IMO Number 9036507;

“SMC” means a safety management certificate issued in respect of the Ship in accordance with rule 13 of the ISM Code;

“Spill” means any actual or threatened emission, spill, release or discharge of a Pollutant into the environment;

“Subsidiary” means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than 50 per cent of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;

“Termination Date” means 31 January 2007 or such later date as the Bank may in its absolute discretion agree in writing;

“Total Loss” means:

(a)	actual, constructive, compromised or arranged total loss of the Ship; or

(b)	the Compulsory Acquisition of the Ship; or

(c)
the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Ship (other than where the same amounts to the Compulsory Acquisition of the Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless the Ship be released and restored to the Borrower from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof;

“Transferee” has the meaning ascribed thereto in clause 15.4;

“Unaudited Financial Statements” means quarterly unaudited, unconsolidated and consolidated financial statements of the Borrower and the Corporate Guarantor, in the English language and comprising of a statement of income and a consolidated balance sheet; and

“Underlying Documents” means, collectively, the Contract, the Charter, the Charter Guarantee and the Novation Agreement;

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2
references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3
references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency,  authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.4.4	words importing the plural shall include the singular and vice versa;

1.4.5	references to a time of day are to Singapore time;

1.4.6
references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity and shall include its successors in title, permitted assignees and transferees;

1.4.7
references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.4.8	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.5	Insurance Terms

In clause 8.5.1:

1.5.1
“excess risks” means the proportion (if any) of claims for general average, salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which the Ship is assessed for the purpose of such claims exceeding her insured value;

1.5.2
“protection and indemnity risks” means the usual risks (including oil pollution and freight, demurrage and defence cover) covered by a United Kingdom protection and indemnity association or a protection and indemnity association which is managed in London (including, without limitation, the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reasons of the incorporation in such policies of clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision); and

1.5.3	“war risks” includes those risks covered by the standard form of English marine policy with Institute War and Strikes Clauses Hulls - Time (1/11/95) attached or similar cover.

1.6	Agreed Forms

In this Agreement or any of the other Security Documents, any document expressed to be “in the agreed form” means a document in a form agreed by (and for the purpose of identification initialled by or on behalf of) the Borrower and the Bank.

1.7	Contracts (Rights of Third Parties Act) 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

2	The Commitment and the Loan

2.1	Agreement to lend

The Bank, relying upon each of the representations and warranties in clause 7, agrees to lend to the Borrower upon and subject to the terms of this Agreement the principal sum equal to the Facility Amount.

2.2	Drawdown

Subject to the terms and conditions of this Agreement, the Loan shall be advanced in full in one amount on the Drawdown Date following receipt by the Bank from the Borrower of a Drawdown Notice not later than 10:00 a.m. on the third Banking Day before the proposed Drawdown Date.  A Drawdown Notice shall be effective on actual receipt by the Bank and, once given, shall, subject as provided in clause 3.6.1, be irrevocable.

2.3	Amount

The principal amount specified in the Drawdown Notice for borrowing on the Drawdown Date shall, subject to the terms and conditions of this Agreement, not exceed the Facility Amount.

2.4	Availability

Upon receipt of a Drawdown Notice complying with the terms of this Agreement the Bank shall, subject to the provisions of clause 9, on the Drawdown Date make the Loan available to the Borrower in accordance with clause 6.2.  The Borrower acknowledges that payment of the Loan in accordance with clause 6.2 shall satisfy the obligation of the Bank to lend the Commitment to the Borrower under this Agreement.

2.5	Termination of Commitment

If the Loan is not drawn down by the Termination Date, the Commitment shall thereupon be automatically cancelled.

2.6	Application of Proceeds

Without prejudice to the Borrower’s obligations under clause 8.1.3, the Bank shall have no responsibility for the application of proceeds of the Loan by the Borrower.

3	Interest and Interest Periods

3.1	Normal interest rate

The Borrower shall pay interest on the Loan in respect of each Interest Period relating thereto on each Interest Payment Date at the rate per annum determined by the Bank to be the aggregate of (a) the Margin and (b) LIBOR for such Interest Period.

3.2	Selection of Interest Periods

The Borrower may by notice received by the Bank not later than 10:00 a.m. on the fifth Banking Day before the beginning of each Interest Period specify whether such Interest Period shall have a duration of one (1), two (2) or three (3) months or such other period as the Borrower may select and the Bank may, in its absolute discretion, agree.

3.3	Determination of Interest Periods

Every Interest Period shall be of the duration specified by the Borrower pursuant to clause 3.2 but so that:

3.3.1	the first Interest Period shall commence on the Drawdown Date and each subsequent Interest Period shall commence on the last day of the previous Interest Period;

3.3.2
if any Interest Period would otherwise overrun a Repayment Date, then, in the case of the last Repayment Date, such Interest Period shall end on such Repayment Date, and in the case of any other Repayment Date or Repayment Dates the Loan shall be divided into parts so that there is one part in the amount of the repayment instalment due on each Repayment Date falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part in the amount of the balance of the Loan having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3; and

3.3.3
if the Borrower fails to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.

3.4	Default interest

If the Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents, the Borrower shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Bank pursuant to this clause 3.4.

The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three months as selected by the Bank each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period.

The rate of interest applicable to each such period shall be the aggregate (as determined by the Bank) of (a) two per cent per annum, (b) the Margin and (c) LIBOR for such period.  Such interest shall be due and payable on the last day of each such period as determined by the Bank and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, provided that if such unpaid sum is an amount of principal which became due and payable, by reason of a declaration by the Bank under clause 10.2.2 or a prepayment pursuant to clauses 4.2, 4.3, 8.2 or 12.1, on a date other than an Interest Payment Date relating thereto, the first such period selected by the Bank shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate two per cent above the rate applicable thereto immediately before it shall have become so due and payable.

If, for the reasons specified in clause 3.6.1, the Bank is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Bank to be two per cent per annum above the aggregate of the Margin and the cost of funds to the Bank.

3.5	Notification of Interest Periods and interest rate

The Bank shall notify the Borrower promptly of the duration of each Interest Period and of each rate of interest determined by it under this clause 3.

3.6	Market disruption; non-availability

3.6.1
If and whenever, at any time prior to the commencement of any Interest Period the Bank shall have determined (which determination shall, in the absence of manifest error, be conclusive) that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period the Bank shall as soon as reasonably practicable give notice (a “Determination Notice”) thereof to the Borrower.  A Determination Notice issued pursuant to this clause 3.6.1(a) shall contain particulars of the relevant circumstances giving rise to its issue and shall certify the effective cost to the Bank of maintaining the Loan and the rate of interest payable by the Borrower for that Interest Period.  If the cost of maintaining the Loan is not acceptable to the Borrower, during the period of thirty (30) days following the giving of any Determination Notice, the Bank shall negotiate in good faith with the Borrower in order to arrive at a mutually acceptable substitute basis for the Bank to continue its Commitment on a basis which is substantially the equivalent to that provided for in this Agreement and, if within such thirty (30) day period the Borrower and the Bank shall agree in writing upon such an alternative basis (the “Substitute Basis”), the Substitute Basis should be retroactive to and effective from the first day of the relevant Interest Period.

If the Borrower and the Bank fail to agree in writing on a Substitute Basis within such thirty (30) day period, the Borrower shall prepay the Loan on the fifth Banking Day after expiry of such thirty (30) day period, together with accrued interest thereon payable to the Bank at the rate certified by the Bank as being a reasonable interest reflecting the cost to the Bank of funding its Commitment during the period ending on the date of such prepayment, plus the Margin.

So long as any Substitute Basis is in force, the Bank shall from time to time (but at least monthly) review whether or not the circumstances are such that such Substitute Basis is no longer necessary and, if the Bank so determines, it shall notify the Borrower that the Substitute Basis shall cease to be effective from such date as the Bank shall reasonably specify.

3.6.2
if and whenever, at any time prior to the commencement of any Interest Period the Bank shall have determined that deposits in Dollars are not available to the Bank in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Loan for such Interest Period, the Bank shall as soon as reasonably practicable give notice thereof to the Borrower and the Bank’s obligation to fund the Loan shall immediately cease.  If in such circumstances the Loan (or any part thereof) shall have been drawn down by the Borrower, the Bank shall negotiate in good faith with the Borrower with a view to establishing a mutually acceptable basis for funding the Loan from an alternative source.

If the Borrower and the Bank fail to agree in writing on an alternative basis for funding the Loan from an alternative source by 11:00 a.m. (London time) on the second Banking Day prior to the end of the then current Interest Period, the Borrower shall (without prejudice to its other obligations under this Agreement including, without limitation, its obligation to pay accrued interest on the Loan for the period ending on the expiry of the then current Interest Period) prepay the Loan (together with such interest) and all other sums then owing to the Bank, whether actually or contingently, under any of the Security Documents or the expiry of the then current Interest Period.

4	Repayment and prepayment

4.1	Repayment

The Borrower shall repay the Loan by thirty two (32) quarterly instalments, one such instalment to be repaid on each of the Repayment Dates.  Subject to the provisions of this Agreement, the amount of (i) each of the first four (4) instalments shall be eight hundred and twenty five thousand Dollars ($825,000), (ii) each of the next twelve (12) instalments shall be one million Dollars ($1,000,000) and (iii) the amount of the next sixteen instalments shall be seven hundred and fifty thousand Dollars ($750,000).  If the Commitment is not drawn in full, the amount of each repayment instalment shall be reduced proportionately.

4.2	Voluntary prepayment

The Borrower may prepay the Loan in whole or in part (being $1,000,000 or any larger sum which is an integral multiple of $1,000,000):

4.2.1
on any Interest Payment Date relating to the part of the Loan being prepaid together with any amounts payable under clause 11 and accrued interest to the date of prepayment and any other sums then payable under this Agreement and/or the other Security Documents or any of them in respect of the Loan; or

4.2.2
at any other time upon payment to the Bank of accrued interest to the date of prepayment and such sum as the Bank in its absolute discretion shall determine to be the Breakage Costs and any other sums then payable under this Agreement and/or the Security Documents or any of them.

4.3	Prepayment on Total Loss

On the Ship becoming a Total Loss or suffering damage or being involved in an incident which in the opinion of the Bank may result in the Ship being subsequently determined to be a Total Loss, the obligation of the Bank to advance the Loan shall immediately cease and the Commitment shall be reduced to zero.  On the date sixty (60) days after that on which the Ship became a Total Loss or, if earlier, on the date upon which the insurance proceeds in respect of such Total Loss are or Requisition Compensation (as defined in the Deed of Covenant) is received by the Borrower (or the Bank pursuant to the Security Documents), the Borrower shall prepay the Loan.  For the purpose of this Agreement, a Total Loss shall be deemed to have occurred:

4.3.1	in the case of an actual total loss of the Ship on the actual date and at the time the Ship was lost or, if such date is not known, on the date on which the Ship was last reported;

4.3.2
in the case of a constructive total loss of the Ship, upon the date and at the time notice of abandonment of the Ship is given to the insurers of the Ship for the time being (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date and at the time at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred;

4.3.3	in the case of a compromised or arranged total loss, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of the Ship;

4.3.4	in the case of Compulsory Acquisition, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and

4.3.5
in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Ship (other than where the same amounts to Compulsory Acquisition of the Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the Borrower of the use of the Ship for more than thirty (30) days, upon the expiry of the period of thirty days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

4.4	Amounts payable on prepayment

Any prepayment of all or part of the Loan under this Agreement shall be made together with (a) accrued interest on the amount to be prepaid to the date of such prepayment, (b) any additional amount payable under clause 6.6 or 12.2 and (c) all others sums payable by the Borrower to the Bank under this Agreement or any of the other Security Documents including, without limitation, any amounts payable under clause 11.

4.5	Notice of prepayment; reduction of repayment instalments

No prepayment may be effected under clause 4.2 unless the Borrower shall have given the Bank at least thirty (30) days’ notice of its intention to make such prepayment.  Every notice of prepayment shall be effective only on actual receipt by the Bank, shall be irrevocable, shall specify the amount to be prepaid and shall oblige the Borrower to make such prepayment on the date specified.  No amount prepaid may be reborrowed and any amount prepaid pursuant to clause 4.2 or clause 8.2.1 shall be applied in reducing the repayment instalments under clause 4.1 in inverse order of their due dates for payment.  The Borrower may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

5	Fees and expenses

5.1	Fees

5.1.1	The Borrower shall pay to the Bank on the date of this Agreement a fee in the amount of zero point three five per cent (0.35%) of the Facility Amount;

5.1.2	The fee referred to in clause 5.1.1 shall be payable by the Borrower to the Bank whether or not any part of the Commitment is ever advanced.

5.2	Expenses

The Borrower shall pay to the Bank on a full indemnity basis on demand all reasonable expenses (including legal, printing and out-of-pocket expenses) incurred by the Bank:

5.2.1
in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents; and

5.2.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

5.3	Value Added Tax

All fees and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.  Any value added tax chargeable in respect of any services supplied by the Bank under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4	Stamp and other duties

The Borrower shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Bank) imposed on or in connection with any of the Underlying Documents, the Security Documents or the Loan and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

6	Payments and taxes; accounts and calculations

6.1	No set-off or counterclaim

The Borrower acknowledges that in performing its obligations under this Agreement, the Bank will be incurring liabilities to third parties in relation to the funding of amounts to the Borrower, such liabilities matching the liabilities of the Borrower to the Bank and that it is reasonable for the Bank to be entitled to receive payments from the Borrower gross on the due date in order that the Bank is put in a position to perform its matching obligations to the relevant third parties.  Accordingly all payments to be made by the Borrower under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars on the due date to the account of the Bank at The Bank of Nova Scotia, Singapore Branch (Account No.: 06020-35 via CHIPS UID 089795) with the Bank of Nova Scotia, New York Agency in favour of The Bank of Nova Scotia Asia Limited or to such other account at such other bank in such place as the Bank may from time to time specify for this purpose.

6.2	Payment by the Bank

All sums to be advanced by the Bank to the Borrower under this Agreement in respect of the Loan shall be remitted in Dollars on the Drawdown Date to the account of specified in the Drawdown Notice.

6.3	Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.4	Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year.

6.5	Certificates conclusive

Any certificate or determination of the Bank as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrower.

6.6	Grossing-up for Taxes

If at any time the Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents, the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify the Bank against any losses or costs incurred by it by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.  The Borrower shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.7	Loan account

The Bank shall maintain, in accordance with its usual practice, an account evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents.  Such account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrower under the Security Documents.

7	Representations and warranties

7.1	Continuing representations and warranties

The Borrower represents and warrants to the Bank that:

7.1.1	Due incorporation

the Borrower and each of the other Security Parties are duly incorporated and validly existing in good standing under the laws of their respective countries of incorporation as limited liability companies and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2	Corporate power

the Borrower has power to execute, deliver and perform its obligations under the Contract, the Charter, the Novation Agreement and the Security Documents to which it is a party and to borrow the Commitment and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrower to borrow will be exceeded as a result of borrowing the Loan;

7.1.3	Binding obligations

the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4	No conflict with other obligations

the execution and delivery of, the performance of its obligations under, and compliance with the provisions of the Contract, the Charter, the Novation Agreement and the Security Documents by the relevant Security Parties will not:

(a)	contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Borrower or any other Security Party is subject;

(b)
conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Borrower or any other Security Party is a party or is subject or by which it or any of its property is bound;

(c)	contravene or conflict with any provision of the memorandum and articles of association or other constitutional documents of the Borrower or any other Security Party; or

(d)
result in the creation or imposition of or oblige the Borrower or any of its Related Companies or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of the Borrower or its Related Companies or any other Security Party;

7.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Borrower, threatened against the Borrower or any of its Related Companies or any other Security Party which could have a material adverse effect on the business, assets or financial condition of the Borrower or any of its Related Companies or any other Security Party;

7.1.6	No filings required

save for the registration of the Mortgage at the Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Contract, the Charter, the Novation Agreement or any of the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Contract, the Charter, the Novation Agreement or the Security Documents and each of the Contract, the Charter, the Novation Agreement and the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7	Choice of law

the choice of English law to govern the Security Documents (other than the Mortgage) and the choice of Bahamas law to govern the Mortgage and the submissions by the Security Parties to the non-exclusive jurisdiction of the English courts are valid and binding;

7.1.8	No immunity

neither the Borrower nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9	Financial statements correct and complete

the Audited Financial Statements in respect of the financial year ended on 31 December 2005 as delivered to the Bank have been prepared in accordance with GAAP and present fairly and accurately the financial position of the Borrower and Corporate Guarantor as at such date and the results of the operations of the Borrower and Corporate Guarantor for the financial year ended on such date and, as at such date, neither the Borrower nor the Corporate Guarantor had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such Audited Financial Statements; and

7.1.10	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of the Contract, the Charter, the Charter Guarantee, the Novation Agreement and each of the Security Documents or the performance by each Security Party of its obligations under the Security Documents has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same.

7.2	Initial representations and warranties

The Borrower further represents and warrants to the Bank that:

7.2.1	Pari passu

the obligations of the Borrower under this Agreement are direct, general and unconditional obligations of the Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Borrower;

7.2.2	No default under other Indebtedness

neither the Borrower nor any other Security Party is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

7.2.3	Information

the information, exhibits and reports furnished by any Security Party to the Bank in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4	No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Contract, the Charter, the Charter Guarantee or the Security Documents or are imposed on or by virtue of the execution or delivery by the Security Parties of the Contract, the Charter or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5	No Default

no Default has occurred and is continuing;

7.2.6	The Ship

the Ship will on the Drawdown Date be:

(a)	in the absolute ownership of the Borrower who will on and after the Drawdown Date be the sole, legal and beneficial owner of the Ship;

(b)	registered in the name of the Borrower through the Registry as a Ship under the laws and flag of the Flag State;

(c)	operationally seaworthy and in every way fit for service; and

(d)	classed with the Classification free of all requirements and recommendations of the Classification Society;

7.2.7	Ship’s employment

save in respect of the Charter, the Ship will not on or before the Drawdown Date be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the Deed of Covenant would have required the consent of the Bank and on or before the Drawdown Date there will not be any agreement or arrangement whereby the Earnings (as defined in the Deed of Covenant) may be shared with any other person;

7.2.8	Freedom from Encumbrances

neither the Ship, nor her Earnings, Insurances or Requisition Compensation (each as defined in the Deed of Covenant) nor the Charter nor the Charter Guarantee nor the Earnings Account nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the Drawdown Date, subject to any Encumbrance;

7.2.9	Environmental matters

to the best of the knowledge and belief of the Borrower and its officers:

(a)	all Environmental Laws applicable to any Fleet Vessel have been complied with and all consents, licences and approvals required under such Environmental Laws have been obtained and complied with; and

(b)	no Environmental Claim has been made or threatened or is pending against any member of the Borrower’s Group or any Fleet Vessel and not fully satisfied; and

(c)	there has been no Environmental Incident;

7.2.10	No material adverse change

there has been no material adverse change in the financial position of the Borrower or the Corporate Guarantor from that set forth in the financial statements referred to in clause 7.1.9;

7.2.11	Parent company

the Borrower is the wholly owned (directly or indirectly) subsidiary of the Corporate Guarantor; and

7.2.12	Copies true and complete

the copies of the Underlying Documents delivered or to be delivered to the Bank pursuant to clause 9.1, or will when delivered be, true and complete copies of such documents; each of such documents constitute valid and binding obligations of the parties thereto enforceable in accordance with its terms and there will have been no amendments or variations thereof or defaults thereunder.

7.3	Repetition of representations and warranties

On and as of the Drawdown Date and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date the Borrower shall:

7.3.1
be deemed to repeat the representations and warranties in clauses 7.1 (and so that the representation and warranty in clause 7.1.9 shall for this purpose refer to the then latest Audited Financial Statements delivered to the Bank under clause 8.1) and 7.2 as if made with reference to the facts and circumstances existing on such day; and

7.3.2
be deemed to further represent and warrant to the Bank that the then latest Audited Financial Statements delivered to the Bank (if any) have been prepared in accordance with GAAP which have been consistently applied and present fairly and accurately the financial position of the Borrower and Corporate Guarantor as at the end of the financial period to which the same relate and the results of the operations of the Borrower and Corporate Guarantor for the financial period to which the same relate and, as at the end of such financial period, neither the Borrower nor the Corporate Guarantor had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8	Undertakings

8.1	General

The Borrower undertakes with the Bank that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Commitment remains outstanding, it will:

8.1.1	Notice of Default

promptly inform the Bank of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents and, without limiting the generality of the foregoing, will inform the Bank of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Bank, confirm to the Bank in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

8.1.2	Consents and licences

without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents;

8.1.3	Use of proceeds

use the Loan exclusively for the purpose specified in clause 1.1;

8.1.4	Pari passu

ensure that its obligations under this Agreement shall, without prejudice to the provisions of clause 8.3, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

8.1.5	Financial statements

prepare Audited Financial Statements of the Borrower and Corporate Guarantor in the English language in accordance with GAAP consistently applied in respect of each financial year and cause the same to be reported on by their auditors and prepare Unaudited Financial Statements of the Corporate Guarantor in respect of each quarter on the same basis as the annual statements and deliver as many copies of the same as the Bank may reasonably require as soon as practicable but not later than one hundred and eighty (180) days (in the case of Audited Financial Statements) or forty five (45) days (in the case of Unaudited Financial Statements) after the end of the financial period to which they relate;

8.1.6	Delivery of reports

deliver to the Bank as many copies as the Bank may reasonably require of every report, circular, notice or like document issued by the Borrower to its shareholders or creditors generally or the financial markets;

8.1.7	Provision of further information

provide the Bank with such financial and other information concerning the Borrower, the other Security Parties and their respective affairs as the Bank may from time to time reasonably require;

8.1.8	Obligations under Security Documents

duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents;

8.1.9	Classification of Ship

ensure that the Ship will be classed with the Classification of the Classification Society free of outstanding issues affecting Class or overdue requirements and recommendations of such Classification Society;

8.1.10	Compliance with ISM Code

procure that any Operator will comply and ensure that the Ship will comply with the requirements of the ISM Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period and will provide the Bank with evidence of compliance when requested by the Bank;

8.1.11	Withdrawal of DOC and SMC

procure that any Operator will promptly inform the Bank if there is any threatened or actual withdrawal of its DOC or the SMC in respect of the Ship;

8.1.12	Compliance with ISPS Code

procure that the Borrower and/or any Approved Manager shall, at all times after the Drawdown Date for the Ship:

(a)	comply and be responsible for compliance by itself and by the Ship in all material respects with the mandatory provisions of the ISPS Code;

(b)	ensure that:

(i)	the Ship has a valid ISSC;

(ii)	the Ship’s security system and its associated security equipment comply in all respects with the mandatory provisions of the ISPS Code;

(c)	an approved ship security plan is in place; and

(d)	immediately notify the Bank of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC for the Ship upon becoming aware of the same;

8.1.13	Parent Company

ensure that the Borrower shall at all times remain a wholly owned (direct or indirect) subsidiary of the Corporate Guarantor; and

8.1.14	Corporate Guarantor

ensure that the Corporate Guarantor shall at all times remain controlled by Mr Michael Hudner.

8.2	Security value maintenance

8.2.1	Security shortfall

If at any time the Security Value shall be less than the Security Requirement, the Bank may give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall (unless the Ship has become a Total Loss) either:

(a)
prepay within a period of thirty (30) days of the date of receipt by the Borrower of the Bank’s said notice such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other repayment of the Loan made between the date of the notice and the date of such prepayment) being equal to the Security Value; or

(b)
within thirty (30) days of the date of receipt by the Borrower of the Bank’s said notice constitute to the satisfaction of the Bank such further security for the Loan as shall be acceptable to the Bank having a value for security purposes (as determined by the Bank in its absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.

Clause 4.4 shall apply to prepayments under clause 8.2.1(a).

8.2.2	Valuation of Ship

The Ship shall, for the purposes of this clause 8.2, be valued in Dollars at yearly intervals by an independent firm of international shipbrokers nominated by the Borrower and approved by the Bank or, failing such nomination or approval, appointed by the Bank in its sole discretion (such valuation to be made without, unless required by the Bank, physical inspection and on the basis of a sale for prompt delivery for cash at arms length on normal commercial terms as between a willing buyer and a willing seller without taking into account the benefit of any charterparty or other engagement concerning the Ship).  Such valuation shall constitute the value of the Ship for the purposes of this clause 8.2.2 unless the Bank objects to any valuation provided by a shipbroker nominated by the Borrower within fourteen (14) days of receipt of such valuation in which event, the value of the Ship shall be the mean of the value specified in such valuation and the value specified in a valuation issued by an independent firm of international shipbrokers appointed by the Bank (on the same basis as specified above).

The value of the Ship determined in accordance with the provisions of this clause 8.2.2 shall be binding upon the parties hereto until such time as any further such valuations shall be obtained.

8.2.3	Information

The Borrower undertakes to the Bank to supply to the Bank and to any such shipbrokers such information concerning the Ship and its condition as such shipbrokers may reasonably require for the purpose of making any such valuation.

8.2.4	Costs

All costs in connection with the Bank obtaining any valuation of the Ship referred to in clause 8.2.2, and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrower electing to constitute additional security pursuant to clause 8.2.1(b) shall be borne by the Borrower.

8.2.5	Valuation of additional security

For the purpose of this clause 8.2, the market value of any additional security provided or to be provided to the Bank shall be determined by the Bank in its absolute discretion without any necessity for the Bank assigning any reason thereto.

8.2.6	Documents and evidence

In connection with any additional security provided in accordance with this clause 8.2, the Bank shall be entitled to receive such evidence and documents of the kind referred to in schedule 2 as may in the Bank’s opinion be appropriate and such favourable legal opinions as the Bank shall in its absolute discretion require.

8.3	Negative undertakings

The Borrower undertakes with the Bank that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and while all or any part of the Commitment remains outstanding, it will not, without the prior written consent of the Bank:

8.3.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of its present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness or other liability or obligation of the Borrower or any other person;

8.3.2	No merger

merge or de-merge or consolidate with any other person or enter into any form of reconstruction or reorganisation;

8.3.3	Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 8.3.3 material in the opinion of the Bank in relation to the combined undertakings, assets, rights and revenues of the Borrower of its present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not or agree to sell, transfer, abandon or dispose of a substantial part of its assets;

8.3.4	Other business

undertake any business other than the ownership and operation of the Ship and the chartering of the Ship to the Charterer or make any material change in the nature of its business or in the manner in which such business is conducted;

8.3.5	Acquisitions

acquire any further assets other than the Ship and rights arising under contracts entered into by or on behalf of the Borrower in the ordinary course of its business of owning, operating and chartering the Ship;

8.3.6	Other obligations

incur any obligations except for obligations arising under the Contract, the Charter, or the Security Documents or contracts entered into in the ordinary course of its business of owning, operating and chartering the Ship; or

8.3.7	No borrowing

incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents; or

8.3.8	Repayment of borrowings

repay the principal of, or pay interest on or any other sum in connection with any of its Borrowed Money except for Borrowed Money pursuant to the Security Documents; or

8.3.9	Guarantees

issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except pursuant to the Security Documents and except for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which the Ship is entered, guarantees required to procure the release of such Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of the Ship; or

8.3.10	Loans

make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so; or

8.3.11	Sureties

permit any Indebtedness of the Borrower to any person (other than the Bank) to be guaranteed by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which the Ship is entered, guarantees required to procure the release of the Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of the Ship); or

8.3.12	Share capital and distribution

(a)	purchase or otherwise acquire for value any shares of its capital; or

(b)	if an Event of Default has occurred, declare or pay any dividends or distribute any of its present or future assets, undertakings, rights or revenues to any of its shareholders; or

8.3.13	Subsidiaries

form or acquire any Subsidiaries.

8.4	Financial undertakings

8.4.1	Definitions

For the purposes of the financial covenants set out herein, the following definitions shall apply:

(a)	“Cash and Cash Equivalents” means, in respect of the Borrower’s Group, and at any time:

(i)	cash in hand or on deposits with any acceptable bank available for cash management purposes;

(ii)	investment grade certificates or deposit or investment grade marketable debt securities, maturing within one (1) year after the relevant date of calculation; or

(iii)	any other instrument, security or investment approved by the Bank,

in each case, to which any member of the Borrower’s Group beneficially entitled at that time and which is capable of being applied against the Total Debt.

(b)
“EBITDA” means, always in accordance with GAAP, the aggregate of operating profits of the Borrower or the Corporate Guarantor (on a consolidated basis) for a Measurement Period before Taxes, financial items, depreciations and amortisations, excluding:

(i)	the profit or loss attributable to any extraordinary or exceptional items or any write-offs on investments during that Measurement Period; and

(ii)	the profit and loss arising on any disposal of fixed assets during that Measurement Period save for any disposals made in the ordinary course of business.

(c)	“Fixed Charges” means:

(i)	Net Interest for any Measurement Period, plus

(ii)
the amount of scheduled repayments of the Loan and/or any other credit facilities and the interest and repayment element under capitalised charterparties in accordance with GAAP which fall due for repayment or payment during the Measurement Period, other than any amount prepaid under this Agreement, less free and available cash (at the relevant Quarter Date) and marketable securities (acceptable to the Bank) in excess of the minimum requirement plus any dividends paid in such Measurement Period.

(d)	“Measurement Period” means a rolling period of twelve (12) calendar months ending on a Quarter Date.

(e)	“Quarter Date” means each 31 March, 30 June, 30 September and 31 December.

(f)
“Net Interest” means all interest, arrangement fees and capitalised commissions and periodic fees (whether, in each case, paid or payable) as reported in accordance with GAAP being incurred (after having deducted any interest, arrangement fee and capitalised income earned) by the Borrower and the Corporate Guarantor (on a consolidated basis) during a Measurement Period.

(g)	“Syndicated Facility” means, the syndicated reducing revolving credit facility agreement dated 29 August 2006.

(h)
“Total Debt” means, on a consolidated basis, the aggregate book value of all provisions, other long term liabilities and current liabilities of the Borrower and the Corporate Guarantor (on a consolidated basis).

(i)	“Value Adjusted Equity” means Value Adjusted Total Assets less Total Debt.

(j)	“Value Adjusted Equity Ratio” means Value Adjusted Equity divided by Value Adjusted Total Assets.

(k)	“Value Adjusted Total Assets” means, on a consolidated basis, the total market value of all of the assets of the Corporate Guarantor (on a consolidated basis).

8.4.2	Financial covenants

(a)	Minimum Value Adjusted Equity Ratio

The Borrower shall procure that the Corporate Guarantor (on a consolidated basis) shall at all times during the Security Period maintain a minimum Value Adjusted Equity Ratio of minimum thirty per cent (30.00%).

(a)	Minimum Value Adjusted Equity

The Borrower shall procure that the Corporate Guarantor (on a consolidated basis) shall at all times during the Security Period maintain a minimum Value Adjusted Equity of fifty million Dollars ($50,000,000).

(b)	Ratio of EBITDA to Fixed Charges

The Borrower shall procure that the Corporate Guarantor (on a consolidated basis) shall ensure that the ratio of EBITDA to Fixed Charges shall be 1.25:1.00 or greater on a twelve (12) months rolling basis on assumptions approved by the Bank.

(c)	Positive working capital

The Borrower shall procure that the Corporate Guarantor (on a consolidated basis) shall at all times ensure that its current assets exceed its current liabilities (excluding the portion of long term debt), all as determined in accordance with GAAP.

(d)	Cash and Cash Equivalents

The Borrower shall procure that the Corporate Guarantor (on a consolidated basis) shall at all times ensure that it has Cash and Cash Equivalents equal to or greater than (i) fifteen million Dollars ($15,000,000) and (ii) six per cent (6.00%) of the long term debt of the Corporate Guarantor.

(e)	Adjustments

In the event that the Corporate Guarantor is substantially released from its financial obligations upon a repayment or refinancing of the Syndicated Facility, the Bank and the Borrower shall negotiate a separate set of new financial covenants taking into consideration the prevailing financial condition and circumstances of the Corporate Guarantor, to be mutually acceptable to the Bank and the Borrower, and to replace the current financial covenants contained in this clause 8.4. In the event that the Corporate Guarantor’s financial covenants are amended under the Syndicated Facility, the Bank will be agreeable to review the existing financial covenants in this clause 8.4 and make the same or similar reflective amendments.

8.4.3	Compliance Certificate

The Borrower undertakes that simultaneously with the service of the Audited Financial Statements of the Corporate Guarantor pursuant to clause 8.1.5, it will deliver to the Bank in a written certificate from the chief financial officer of the Corporate Guarantor in respect of the period to which the Audited Financial Statements relate, certifying that the Audited Financial Statements were in compliance with the covenants and undertakings contained in this clause 8.4.

8.5	Ship Covenants

The Borrower hereby covenants with the Bank and undertakes, in relation to the Ship, on and from the Delivery Date throughout the Security Period:

8.5.1	Insurance

(a)	Insured risks, amounts and terms

to insure and keep the Ship insured through an Approved Insurer free of cost and expense to the Bank and in the name of the Borrower (but, in the case of the insurances referred to in sub-paragraphs (i) and (ii) below, no other person, save with the prior written consent of the Bank and (ii) subject to such person having to the satisfaction of the Bank, executed a deed of assignment in favour of the Bank of such person’s interest in the Insurances of the Ship on similar terms to the assignment by the names of the Borrower and the Bank (but without liability on the part of the Bank for premiums or calls):

(i)
against fire and usual marine risks (including excess risks, blocking and trapping) and war risks, on an agreed value basis, in such amounts in Dollars (but not in any event less than whichever shall be the greater of (1) the market value of the Ship for the time being and (2) such amount as will be at least equal to 120% of the Loan and upon such terms as shall from time to time be approved in writing by the Bank;

(ii)
against protection and indemnity risks (including pollution risks for the highest amount in respect of which cover is or may become available for ships of the same type, size, age and flag as the Ship (currently $1,000,000,000) and a freight, demurrage and defence cover by entry of such Ship with a P&I Club which is a member of either the “International Group” of protection and indemnity associations or any successor organization as agreed with the Bank for this purpose for the full value and tonnage of such Ship and upon such terms as shall from time to time be approved in writing by the Bank;

(iii)	in respect of such other matters of whatsoever nature and howsoever arising in respect of which insurance would be maintained by a prudent owner of the Ship;

to pay to the Bank the cost (as conclusively certified by the Bank) of:

(aa)
mortgagee’s interest insurance) coverage which the Bank shall effect throughout the Security Period in respect of the Ship upon such terms and in such amounts (being not less than 110 per cent of the Loan) as it shall deem desirable; and

(bb)
any other insurance cover which the Bank may from time to time effect in respect of the Ship and/or in respect of its interest or potential third party liability as mortgagee of the Ship as the Bank shall deem desirable having regard to any limitations in respect of amount or extent of cover which may from time to time be applicable to any of the other insurances referred to in this clause 8.4.1(a);

(b)	Approved brokers, insurers and associations

to effect the insurances aforesaid (including insurances against war risks) in Dollars and through the Approved Insurers and provide the Bank with details of the terms and conditions of any underwriting for the insurances to be effected for the Ship not less than five (5) Banking Days prior to the Drawdown Date or such other date as agreed by the Bank; provided however that the insurances against protection and indemnity risks may be effected by the entry of the Ship with such P&I Clubs as shall from time to time be approved in writing by the Bank;

(c)	Fleet liens, set-off and cancellation

if any of the insurances referred to in clause 8.5.1(a)(i) form part of a fleet cover, to procure that the Approved Insurers shall undertake to the Bank that they shall neither set off against any claims in respect of the Ship any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Ship if and when so requested by the Bank;

(d)	Payment of premiums and calls

punctually to pay all premiums, calls, contributions or other sums payable in respect of all such insurances and to produce all relevant receipts or other evidence of payment when so required by the Bank;

(e)	Renewal

at least fourteen (14) days before the relevant policies, contracts or entries expire, to notify the Bank of the names of the brokers or insurers and/or the war risks associations and P&I Clubs proposed to be employed by the Borrower or any other party for the purposes of the renewal of such insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Bank pursuant to this clause 8.5.1, to procure that appropriate instructions for the renewal of such insurances on the terms so specified are given to the Approved Insurers and/or to the approved war risks associations and P&I Clubs before the relevant policies, contracts or entries expire, and that the Approved Insurers and/or the approved war risks associations and P&I Clubs will as soon as possible after the renewal is agreed provide evidence of the confirmation of renewal received from the P&I Club to the Bank in accordance with the instructions so given;

(f)	Guarantees

to arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any and P&I Club or war risks association;

(g)	Hull policy documents, notices, loss payable clauses and brokers’ undertakings to deposit with the Bank (or procure the deposit of) copies of all cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in clause 8.4.1(a)(i) as are effected through the Approved Insurers and procure that the interest of the Bank shall be endorsed thereon by incorporation of the relevant Loss Payable Clause (as defined in the Deed of Covenant) and, where the Insurances have been assigned to the Bank, by means of a Notice of Assignment (as defined in the Deed of Covenant) of Insurances (signed by the Borrower and by any other assured who shall have assigned its interest in the Insurances to the Bank) and that the Bank shall be furnished with pro forma copies thereof and a letter or letters of undertaking from the Approved Insurers in such form as shall from time to time be required by the Bank;

(h)	Associations’ loss payable clauses, undertakings and certificates to procure that any P&I Club and/or war risks associations in which the Ship is for the time being entered shall endorse the relevant Loss Payable Clause (as defined in the Deed of Covenant) on the relevant certificate of entry or policy and shall furnish the Bank with a copy of such certificate of entry or policy and a letter or letters of undertaking in its standard form provided the same shall be acceptable to the Bank;

(i)	Extent of cover and exclusions

to take all necessary action and comply with all requirements which may from time to time be applicable to the Insurances (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) so as to ensure that the Insurances are not made subject to any exclusions or qualifications to which the Bank has not given its prior written consent and are otherwise maintained on terms and conditions from time to time approved in writing by the Bank;

(j)	Independent report

if so reasonably requested by the Bank, but at the cost of the Borrower (provided that such request is made only once in each year), to furnish the Bank from time to time with a detailed report signed by an independent firm of marine insurance brokers acceptable to  the Bank dealing with the insurances maintained on the Ship and stating the opinion of such firm as to the adequacy and acceptability thereof;

(k)	Collection of claims

to do all things necessary and provide all documents, evidence and information to enable the Bank to collect or recover any moneys which shall at any time become due in respect of the Insurances in accordance with the provisions of the Deed of Covenant;

(l)	Employment of Ship

not to employ the Ship or suffer such Ship to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe;

(m)	Application of recoveries

to apply all sums receivable under the Insurances which are paid to the Borrower in accordance with the Loss Payable Clauses (as defined in the Deed of Covenant) in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received;

(n)	No further action

not to make, do, consent or agree to any act or omission which would or might render any instrument of insurance invalid, void, voidable or unenforceable or render any sum paid thereunder repayable in whole or in part;

(o)	Further insurance assignments

not, without the prior written consent of the Bank, permit the Insurances referred to in clause 8.4.1(a) to be effected in the name of any person (other than the Borrower) unless such person has to the satisfaction of the Bank executed deeds of assignment in favour of the Bank of such person’s interest in the Insurances on similar terms (mutatis mutantis) to the assignments by the Borrower in the Deed of Covenant.

8.5.2	Ships’ name and registration

(a)	not to change the name of the Ship without first providing the Bank with prior notification of such name change;

(b)	to procure that the Ship is permanently registered as a Bahamian ship within ninety (90) days hereof;

(c)	to keep the Ship registered as a Bahamian ship;

(d)
not do or suffer to be done anything, or omit to do anything the doing or omission of which could or might result in such registration being forfeited or imperilled or which could or might result in the Ship being required to be registered otherwise than as a Bahamian ship at the Registry;

(e)	not to register the Ship or permit its registration under any other flag or at any other port without the prior written consent of the Bank;

8.5.3	Repair

to keep the Ship in a good and efficient state of repair and procure that all repairs to or replacement of any damaged, worn or lost parts or equipment are effected in such manner (both as regards workmanship and quality of materials) as not to materially diminish the value of the Ship;

8.5.4	Modification; removal of parts; equipment owned by third parties not without the prior written consent of the Bank to, or suffer any other person to:

(a)	make any modification to the Ship in consequence of which her structure, type or performance characteristics could or might be materially altered or her value materially reduced; or

(b)
remove any material part of the Ship or any equipment the value of which is such that its removal from the Ship would materially reduce the value of the Ship without replacing the same with equivalent parts or equipment which are owned by the Borrower free from Encumbrances; or

(c)	install on the Ship any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of the Ship;

8.5.5	Maintenance of class; compliance with regulations

to maintain the relevant Classification as the class of the Ship and to comply with and ensure that the Ship at all times complies with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered at the Registry or otherwise applicable to the Ship;

8.5.6	Surveys

to submit the Ship to continuous surveys and such periodical or other surveys as may be required for classification purposes and to supply to the Bank copies of all survey reports issued in respect thereof if requested by the Bank;

8.5.7	Inspection

to ensure that the Bank, by surveyors or other persons appointed by it for such purpose, may board the Ship at all reasonable times for the purpose of inspecting her and to afford all proper facilities for such inspections and for this purpose to give the Bank reasonable advance notice of any intended drydocking of the Ship (whether for the purpose of classification, survey or otherwise);

8.5.8	Prevention of and release from arrest

promptly to pay and discharge all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, her Earnings or Insurances or any part thereof and, in the event of a writ or libel being filed against the Ship, her Earnings or Insurances or any part thereof, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process or in the event of detention of the Ship in exercise or purported exercise of any such lien or claim as aforesaid, to procure the release of the Ship, her Earnings and Insurances from such arrest, detention attachment or levy or, as the case may be, the discharge of the writ or libel forthwith upon receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require;

8.5.9	Employment

not to employ the Ship or permit her employment in any manner, trade or business which is forbidden by international law, or which is unlawful or illicit under the law of any relevant jurisdiction, or in carrying illicit or prohibited goods, or in any manner whatsoever which may render her liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanctions and, in the event of hostilities in any part of the world (whether war be declared or not), not to employ the Ship or permit her employment in carrying any contraband goods, or enter or trade to or to continue to trade in any zone which has been declared a war zone by any Government Entity or by the Ship’s war risks insurers unless either:

(a)	the prior written consent of the Bank is obtained and such special insurance cover as the Bank may require shall have been effected by the Borrower and at its expense; or

(b)	the Ship’s war risk insurers have agreed that the Ship remains held covered while in that zone;

8.5.10	Information

promptly to furnish the Bank with all such information as it may from time to time require regarding the Ship, her employment, position and engagements, particulars of all towages and salvages, and copies of all charters and other contracts for her employment, or otherwise howsoever concerning her;

8.5.11	Notification of certain events

to notify the Bank forthwith by facsimile thereafter confirmed by letter of:

(a)	any damage to the Ship requiring repairs the cost of which will or might exceed the Casualty Amount (as defined in the Deed of Covenant);

(b)	any occurrence in consequence of which the Ship has or may become a Total Loss;

(c)	any requisition of the Ship by any applicable Government Entity;

(d)	any requirement or recommendation made by any insurer or the relevant Classification Society or by any competent authority which is not, or cannot be, complied with in accordance with its terms;

(e)	any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or the Earnings or Insurances or Requisition Compensation or any part thereof;

(f)	any petition or notice of meeting to consider any resolution to wind up the Borrower (or any event analogous thereto under the laws of the place of its incorporation);

(g)	the occurrence of any Default;

(h)	any actual or threatened withdrawal of the Ship’s SMC or any Operator’s DOC or the occurrence of any accident or major non-conformity involving or relating to the Ship;

(i)
the occurrence of any Environmental Claim against the Borrower, the Ship, any other Security Party or any other Relevant Ship or any incident, event or circumstances which may give rise to any such Environmental Claim or an Event of Default specified in clause 10.1.23;

8.5.12	Payment of outgoings and evidence of payments

promptly to pay all tolls, dues and other outgoings whatsoever in respect of the Ship and her Earnings and Insurances and to keep proper books of account in respect of the Ship and her Earnings and, as and when the Bank may so require in writing, to make such books available for inspection on behalf of the Bank, together with, if requested by the Bank, satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being promptly and regularly paid and that all deductions from crew’s wages in respect of any applicable tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

8.5.13	Encumbrances

not without the prior written consent of the Bank (and then only subject to such conditions as the Bank may impose) to create or purport or agree to create or permit to arise or subsist any Encumbrance (other than Permitted Liens) over or in respect of the Ship, any share or interest therein or in any other part of such Ship’s Earnings, Insurances or Requisition Compensation otherwise than to or in favour of the Bank;

8.5.14	Sale or other disposal

not without prior written notice to the Bank (and then only subject to the provisions of this Agreement and the other Security Documents) sell, agree to sell, transfer, abandon or otherwise dispose of the Ship or any share or interest therein;

8.5.15	Chartering

except pursuant to the Charter, not without the prior written consent of the Bank and, if such consent is given, only subject to such conditions as the Bank may impose, to let the Ship on demise or bareboat charter for any period;

8.5.16	Sharing of Earnings

not without the prior written consent of the Bank (and then only subject to such conditions as the Bank may impose) to enter into any agreement or arrangement whereby the Earnings of the Ship may be shared with any other person;

8.5.17	Payment of Earnings

procure that the Earnings are paid at all times to the Earnings Account in accordance with the Security Documents and that any Earnings which are in the hands of the Borrower’s brokers or agents are duly accounted for and paid over to the Bank forthwith on demand;

8.5.18	Repairers’ liens

not without the prior written consent of the Bank to put the Ship into the possession of any person for the purpose of work being done upon her unless:

(a)	such person shall first have given to the Bank in terms satisfactory to it, a written undertaking not to exercise any lien on the Ship or her Earnings for the cost of such work or otherwise; or

(b)
the amount payable for such work will not exceed the Casualty Amount (as defined in the Deed of Covenant) and no Event of Default has occurred and is continuing at the time the Ship is put into such person’s possession; or

(c)
the Borrower shall have first demonstrated to the reasonable satisfaction of the Bank that the cost of such work is covered by insurance taken out in respect of the Ship and/or that the Borrower has adequate financial resources available to it to enable it to meet the cost of such work without any Default occurring:

8.5.19	Approved Manager

not, without the prior written consent of the Bank (such consent not to be unreasonably withheld), appoint as manager of the Ship, any person other than an Approved Manager;

8.5.20	Notice of Mortgage

to place and at all times and places to retain a properly certified true copy of the Mortgage on board the Ship with her papers and keep prominently displayed in the navigation room and in the Master’s cabin of the Ship, a framed printed notice in plain type reading as follows:

“NOTICE OF MORTGAGE

This Ship is subject to a first priority mortgage and deed of covenant in favour of THE BANK OF NOVA SCOTIA ASIA LIMITED of 1 Raffles Quay, #21-01, North Tower, One Raffles Quay, Singapore 048583. Under the said Mortgage and Deed of Covenant neither the Owner nor any charterer nor the Master of this Ship has any right, power or authority to create, incur or permit to be imposed upon this Ship any lien whatsoever other than for crew’s wages and salvage”

and in terms of the said notice it is hereby agreed that save and subject as otherwise herein provided, neither the Borrower nor any charterer not the Master of the Ship nor any other person has any right, power or authority to create, incur or permit to be imposed upon the Ship any lien whatsoever other than for crew’s wages and salvage;

8.5.21	Conveyance on default

where the Ship is (or is to be) sold in exercise of any power contained in the Mortgage or otherwise conferred on the Bank, to execute, forthwith upon request by the Bank, such form of conveyance of the Ship as the Bank may require;

8.5.22	Anti-drug abuse and Carrier Initiative Agreement

to take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to the Ship in any jurisdiction in or to which the Ship shall be employed or located or trade or which may otherwise be applicable to the Ship and/or the Borrower;

8.5.23	Compliance with Environmental Laws

to comply with, and procure that all Environmental Affiliates of the Borrower comply with, all Environmental Laws including, without limitation, requirements relating to manning and establishment of financial responsibility and to obtain and comply with, and procure that all Environmental Affiliates of the Borrower obtain and comply with, all Environmental Approvals;

8.5.24	United States of America

not to sail the Ship or permit the Ship to sail within the United States exclusive economic zone or within any waters over which the United States exerts sovereignty without first obtaining and complying with all necessary consents, regulations and requirements applicable to vessels sailing within the United States exclusive economic zone or within any waters over which the United States exerts sovereignty (including, without limitation, a certificate of financial responsibility and a vessel response plan complying with the requirements of the United States Oil Pollution Act 1990 together with evidence of approval thereof by the relevant regulatory authorities);

8.5.25	Other territorial waters/exclusive economic zones

not to sail the Ship or permit the Ship to sail within the waters (including, without limitation, territorial waters, contiguous zones or exclusive economic zones) of any jurisdiction which imposes any law, approvals, regulation or requirement relating to pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants which in the sole opinion of the Bank is either analogous to the United States Oil Pollution Act of 1990 or could in the sole opinion of the Bank, result in the Ship or the Borrower being exposed to penalties or liabilities by any court or Government Entity for breach of such law, approval, regulation or requirement greater than would be applicable under the International Convention on Civil Liability for Oil Pollution Damage 1969 (as amended by the 1992 protocol to such Convention) without the Borrower obtaining and complying with all necessary consents, regulations and requirements applicable to vessels sailing within such waters;

8.5.26	ISM Code

(a)	Compliance with the ISM Code: to comply with and ensure that the Ship and its Operator at all times comply with the requirements of the ISM Code;

(b)	Withdrawal of DOC or SMC: immediately to inform the Bank of any threatened or actual withdrawal of any Operator’s DOC or the SMC;

(c)	Issue of DOC or SMC: promptly to inform the Bank of the issue of the DOC and the SMC or of the receipt by any Operator of notification that any application for the same has been refused;

(d)	Copy documentation: to provide the Bank promptly on request with a copy (certified as a true copy by the Borrower) of the DOC and the SMC; and

9	Conditions

9.1	Documents and evidence

The obligation of the Bank to make the Commitment available shall be subject to the condition that:

9.1.1
the Bank, or its duly authorised representative, shall have received, not later than two (2) Banking Days before the day on which the Drawdown Notice for the Loan is given, the documents and evidence specified in Part 1 of schedule 2 in form and substance satisfactory to the Bank; and

9.1.2
the Bank, or its duly authorised representative, shall have received, on or prior to the Drawdown Date, the documents and evidence specified in Part 2 of schedule 2 in form and substance satisfactory to the Bank.

9.2	General conditions precedent

The obligation of the Bank to make the Loan shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice, and at the time of the making of the Loan:

9.2.1
the representations and warranties contained in clauses 7.1 (and so that the representation and warranty in clause 7.1.9 shall for this purpose refer to the then latest Audited Financial Statements delivered to the Bank under clause 8.1.5), 7.2 and 7.3(b) are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

9.2.2	no Default shall have occurred and be continuing or would result from the making of the Loan.

9.3	Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part and with or without conditions.

9.4	Further conditions precedent

Not later than five (5) Banking Days prior to the Drawdown Date, the Bank may request and the Borrower shall, not later than two (2) Banking Days prior to such date, deliver to the Bank on such request further favourable certificates and/or opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10.

10	Events of Default

10.1	Events

There shall be an Event of Default if:

10.1.1
Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents at the time, in the currency and in the manner stipulated in the Security Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2
Breach of Insurance and certain other obligations: the Borrower or the Charterer fails to obtain and/or maintain the Insurances (as defined in, and in accordance with the requirements of, the Security Documents) or if any insurer in respect of such Insurances cancels the Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for the Insurances or for any other failure or default on the part of the Borrower or the Charterer or any other person or the Borrower commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 8.2, 8.3, 8.4 or 8.5; or

10.1.3
Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents (other than those referred to in clauses 10.1.1 and 10.1.2 above) and, in respect of any such breach or omission which in the opinion of the Bank is capable of remedy, such action as the Bank may require shall not have been taken within fourteen (14) days of the Bank notifying the relevant Security Party of such default and of such required action; or

10.1.4
Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.5
Cross-default: (i) any Indebtedness of any Security Party is not paid when due or any Indebtedness of any Security Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Security Party of a voluntary right of prepayment), or (ii) any creditor of any Security Party becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Security Party relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Security Party shall have satisfied the Bank that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Security Party’s ability to pay its debts as they fall due and fund its commitments, or (iii) any guarantee given by any Security Party in respect of Indebtedness is not honoured when due and called upon; or

10.1.6
Legal process: any judgment or order made against any Security Party is not stayed or complied with within seven (7) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Security Party and is not discharged within seven (7) days; or

10.1.7
Insolvency: any Security Party is unable or admits inability to pay its debts as they fall due;  suspends making payments on any of its debts or announces an intention to do so;  becomes insolvent;  has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its indebtedness;  or

10.1.8	Reduction or loss of capital: a meeting is convened by any Security Party for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital; or

10.1.9
Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding up any Security Party or an order is made or resolution passed for the winding up of any Security Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.10
Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Security Party or the Bank believes that any such petition or other step is imminent or an administration order is made in relation to any Security Party; or

10.1.11
Appointment of receivers and managers: any administrative or other receiver is appointed of any Security Party or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Security Party; or

10.1.12
Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Security Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

10.1.13
Analogous proceedings: there occurs, in relation to any Security Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Bank, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.6 to 10.1.12 (inclusive) or any Security Party or otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.14	Cessation of business: any Security Party suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.15
Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

10.1.16
Invalidity: any of the Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto , or if any such Security Party shall deny that it has any, or any further, liability thereunder; or

10.1.17
Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for the Bank to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or

10.1.18	Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

10.1.19	Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.20	Material adverse change: any event or a series of events occurs which, in the opinion of the Bank, may cause a material adverse change in the financial condition of any Security Party; or

10.1.21
Arrest: the Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the Borrower and the Borrower shall fail to procure the release of the Ship within a period of fourteen (14) days thereafter; or

10.1.22	Registration: the registration of the Ship under the laws and flag of the Flag State is cancelled or terminated without the prior written consent of the Bank; or

10.1.23
Unrest: the Flag State becomes involved in hostilities or civil war or there is a seizure of power in the Flag State by unconstitutional means if, in any such case, such event could in the opinion of the Bank reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents; or

10.1.24
Environmental Incidents: there is an Environmental Incident which gives rise, or may give rise, to an Environmental Claim which could, in the opinion of the Bank be expected to have a material adverse effect (i) on the business, assets, operations, property or financial condition of any Security Party or the Borrower’s Group taken as a whole or (ii) on the security constituted by any of the Security Documents or the enforceability of that security in accordance with its terms; or

10.1.25
P&I: the Borrower or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which the Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where the Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.26	Parent company: the Borrower ceases to be a wholly owned Subsidiary of the Corporate Guarantor; or

10.1.27
Termination of Charter and/or the Charter Guarantee: the Charter and/or the Charter Guarantee is cancelled or terminated or becomes frustrated for any reason whatsoever other than expiry by effluxion of time or the Ship becoming a Total Loss; or

10.1.28
Material events: any other event occurs or circumstance arises which, in the opinion of the Bank, is likely materially and adversely to affect either (i) the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents or (ii) the security created by any of the Security Documents.

10.2	Acceleration

The Bank may, without prejudice to any other rights of the Bank, at any time after the happening of an Event of Default by notice to the Borrower declare that:

10.2.1	the obligation of the Bank to make the Commitment available shall be terminated, whereupon the Commitment shall be reduced to zero forthwith; and/or

10.2.2
the Loan and all interest and commitment commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

10.3	Demand basis

If, pursuant to clause 10.2.2, the Bank declares the Loan to be due and payable on demand, the Bank may by written notice to the Borrower (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

11	Indemnities

11.1	Miscellaneous indemnities

The Borrower shall on demand indemnify the Bank, without prejudice to any of the Bank’s other rights under any of the Security Documents, against any loss (including loss of Margin) or expense which the Bank shall certify as sustained or incurred by it as a consequence of:

11.1.1	any default in payment by the Borrower of any sum under any of the Security Documents when due;

11.1.2	the occurrence of any other Event of Default;

11.1.3
any prepayment of the Loan or part thereof being made under clause 4.5, 8.2.1 or 12.1, or any other repayment of the Loan or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Loan prepaid or repaid; or

11.1.4	the Loan not being made for any reason (excluding any default by the Bank) after the Drawdown Notice has been given,

including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding the Loan or any part thereof or in liquidating or re-employing deposits from third parties acquired to effect or maintain the Loan or any part thereof.

11.2	Currency indemnity

If any sum due from the Borrower under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Borrower, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrower shall indemnify and hold harmless the Bank from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.  Any amount due from the Borrower under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3	Environmental indemnity

The Borrower shall indemnify the Bank on demand in respect of all costs, claims, losses, demands, liabilities, penalties and fines, of whatever nature (including, without limitation, those arising under Environmental Laws) which may be incurred or made against the Bank at any time relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against the Bank which would or could not have been brought if the Bank had not entered into any of the Security Documents or been involved in any of the transactions contemplated by the Security Documents.

12	Unlawfulness and increased costs

12.1	Unlawfulness

If it is or becomes contrary to any law or regulation for the Bank to advance the Loan or to, maintain the Commitment or fund the Loan the Bank shall promptly give notice to the Borrower whereupon (a) the Commitment shall be reduced to zero and (b) the Borrower shall be obliged to prepay the Loan either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest accrued to the date of prepayment and all other sums payable by the Borrower under this Agreement.

12.2	Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which the Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

12.2.1
subject the Bank to Taxes or change the basis of Taxation of the Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of the Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2	increase the cost to, or impose an additional cost on, the Bank or its holding company in making or keeping the Commitment available or maintaining or funding all or part of the Loan; and/or

12.2.3	reduce the amount payable or the effective return to the Bank under any of the Security Documents; and/or

12.2.4
reduce the Bank’s or its holding company’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to the Bank’s obligations under any of the Security Documents; and/or

12.2.5	require the Bank or its holding company to make a payment or forgo a return on or calculated by reference to any amount received or receivable by the Bank under any of the Security Documents; and/or

12.2.6
require the Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of the Commitment or the Loan from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):

(a)	the Bank shall notify the Borrower in writing of such event promptly upon its becoming aware of the same; and

(b)
the Borrower shall on demand pay to the Bank the amount which the Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which the Bank or its holding company regards as confidential) is required to compensate the Bank and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment, forgone return or loss.

For the purposes of this clause 12.2 “holding company” means the company or entity (if any) within the consolidated supervision of which the Bank is included.

12.3	Exception

Nothing in clause 12.2 shall entitle the Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.6.

13	Security and set-off

13.1	Application of moneys

All moneys received by the Bank under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this 13.1 shall be applied by the Bank in the following manner:

13.1.1	first in or toward payment of all unpaid fees and expenses which may be owing to the Bank under any of the Security Documents;

13.1.2	secondly in or towards payment of any arrears of interest owing in respect of the Loan or any part thereof;

13.1.3	thirdly in or towards repayment of the Loan (whether the same is due and payable or not);

13.1.4
fourthly in or towards payment to the Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid;

13.1.5	fifthly in or towards payment to the Bank of any other sums owing to it under any of the Security Documents; and

13.1.6	sixthly the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled to receive such surplus.

13.2	Set-off

The Borrower authorises the Bank (without prejudice to any of the Bank’s rights at law, in equity or otherwise), at any time and without notice to the Borrower, to apply any credit balance to which the Borrower is then entitled standing upon any account of the Borrower with any branch of the Bank in or towards satisfaction of any sum due and payable from the Borrower to the Bank under any of the Security Documents.  For this purpose, the Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.  The Bank shall not be obliged to exercise any right given to it by this clause 13.2.  The Bank shall notify the Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

13.3	Further assurance

The Borrower undertakes that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of the Bank enforceable in accordance with their respective terms and that it will, at its expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Bank may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.4	Conflicts

In the event of any conflict between this Agreement and any of the other Security Documents, the provisions of this Agreement shall prevail.

14	Accounts

14.1	General

The Borrower undertakes with the Bank that it will:

14.1.1	on or before the Drawdown Date open the Earnings Account; and

14.1.2
procure that all moneys payable to the Borrower in respect of the Earnings (as defined in the Deed of Covenant of the Ship shall, unless and until the Bank directs to the contrary pursuant to proviso (a) to clause 2.1 of the Deed of Covenant, be paid to the Earnings Account Provided however that if any of the moneys paid to the Earnings Account are payable in a currency other than Dollars, the Borrower shall instruct the Account Bank to convert such moneys into Dollars at the Account Bank’s spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term “spot rate of exchange” shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency.

14.2	Account terms

14.2.1
The Borrower shall, unless and until a Default shall occur and the Bank shall direct to the contrary, be entitled from time to time, subject to the agreement of the Account Bank to require that moneys for the time being standing to the credit of the Earnings Account be transferred in such amounts and for such periods as the Borrower selects to fixed-term deposit accounts (“deposit accounts”) opened in the name of the Borrower with the Account Bank.  Any deposit accounts shall, for all the purposes of the Security Documents, be deemed to be sub-accounts of the Earnings Account from which the moneys deposited in the deposit accounts were transferred and all references in the Security Documents to the Earnings Account shall be deemed to include the deposit accounts deemed as aforesaid to be sub-accounts thereof.

14.3	Earnings Account: withdrawals

Unless and until an Event of Default shall occur and the Bank shall direct to the contrary, the Borrower may withdraw moneys from the Earnings Account at any time from the date of this Agreement.

14.4	Application of accounts

At any time after the occurrence of an Event of Default, the Bank may, without notice to the Borrower, instruct the Account Bank to apply all moneys then standing to the credit of the Earnings Account (together with interest from time to time accruing or accrued thereon) in payment to the Bank and the Bank shall apply the same in or towards satisfaction of any sums due to the Bank under the Security Documents in the manner specified in clause 13.1.

14.5	Charging of accounts

The Earnings Account and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Accounts Charge.

15	Assignment, transfer and lending office

15.1	Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Bank and the Borrower and their respective successors.

15.2	No assignment by Borrower

The Borrower may not assign or transfer any of its rights or obligations under this Agreement.

15.3	Assignment by Bank

The Bank may assign all or any part of its rights under this Agreement or under any of the other Security Documents to any other first class bank or financial institution (an “Assignee”) without the consent of the Borrower.

15.4	Transfer

The Bank may transfer all or any part of its rights, benefits and/or obligations under this Agreement and/or any of the other Security Documents to any one or more first class banks or other financial institutions (a “Transferee”):

15.4.1
with the prior written consent of the Borrower (such consent not to be unreasonably withheld and the request for which shall be promptly responded to), unless the Transferee shall be a Related Company of the Bank (in which case no such consent shall be required, the Borrower consenting to any such transfer by its execution of this Agreement); and

15.4.2
if the Transferee, by delivery of such undertaking as the Bank may approve, becomes bound by the terms of this Agreement and agrees to perform all or, as the case may be, part of the Bank’s obligations under this Agreement.

15.5	Documenting assignments and transfers

If the Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clause 15.3 or 15.4 the Borrower undertakes, immediately on being requested to do so by the Bank and at the cost of the Bank, to enter into, and procure that the other Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the Assignee or Transferee all or the relevant part of the Bank’s interest in the Security Documents and all relevant references in this Agreement to the Bank shall thereafter be construed as a reference to the Bank and/or its Assignee or Transferee (as the case may be) to the extent of their respective interests.

15.6	Lending office

The Bank shall lend through its office at the address specified above or through any other office of the Bank selected from time to time by it through which the Bank wishes to lend for the purposes of this Agreement.  If the office through which the Bank is lending is changed pursuant to this clause 15.6, the Bank shall notify the Borrower promptly of such change.

15.7	Disclosure of information

The Borrower irrevocably authorises the Bank to disclose from time to time information relating to this Agreement and the Security Documents, the Loan and the Borrower’s accounts to any relevant authorities, the Bank’s head office, branches and affiliates, any other parties to any of the Security Documents and any person regarding any funding, operational arrangement or other transaction in relation thereto including, without limitation, in connection with any enforcement or assignment or transfer or sub-participation of the Bank’s rights and obligations under the Security Documents or any of them unless the information is clearly of a confidential nature.

16	Notices and other matters

16.1	Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

16.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

16.1.2
be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or three (3) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

16.1.3	be sent:

(a)	to the Borrower at:

3rd Floor, Par La Ville Place
14 Par La Ville Road
Hamilton HM 08
Bermuda

Fax no:                        +1 441 295 6796

Attention:                        Ms Deborah Paterson

(b)	to the Bank at:

1 Raffles Quay
#20-01, North Tower
One Raffles Quay
Singapore 048583

Fax No:                        +65 6534 7817

Attention:                        Mr G.S. Rajan/Mr Claude Morin

or to such other address and/or numbers as is notified by one party to the other party under this Agreement.

16.2	No implied waivers, remedies cumulative

No failure or delay on the part of the Bank to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.  The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

16.3	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Bank shall be entitled to rely.

17	Governing law and jurisdiction

17.1	Law

This Agreement is governed by and shall be construed in accordance with English law.

17.2	Submission to jurisdiction

The Borrower agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement against the Borrower or any of its assets may be brought in the English courts.  The Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Ince Process Agents Ltd (Attention: Paul Herring and Chris Jefferres) at present of 1 St. Katherine’s Way, London E1W 1UN to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings.  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Borrower in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrower may have against the Bank arising out of or in connection with this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

SIN-#284801-v6

Schedule 1

Form of Drawdown Notice

(referred to in clause 2.2)

To:           The Bank of Nova Scotia Asia Limited
1 Raffles Quay
#20-01 North Tower
One Raffles Quay
Singapore 048583

[date]

Loan facility of up to US$27,300,000 pursuant to a Loan Agreement dated [•] 2007

We refer to the above Loan Agreement and hereby give you notice that we wish to draw down the Loan, namely [$] [●] on [•] 2007 and select a first Interest Period in respect thereof of [●] months.  The funds should be credited to [name and number of account] with [details of bank in New York City].

We confirm that:

(a)	no event or circumstance has occurred and is continuing which constitutes a Default;

(b)
the representations and warranties contained in clauses 7.1 and 7.2 of the Loan Agreement (and so that the representation and warranty in clause 7.1.9 refers for this purpose to the Audited Financial Statements in respect of the financial year ended on 31 December 2005) are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date; and

(c)
the borrowing to be effected by the drawdown of the Loan will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded; and

(d)	there has been no material adverse change in our financial position from that set forth in the financial statements referred to in (b) above.

Words and expressions defined in the Loan Agreement shall have the same meanings where used herein.

For and on behalf of

SAKONNET SHIPPING LTD

SIN-#284801-v6

Schedule 2

Documents and evidence required as conditions precedent

(referred to in clause 9.1)

Part 1

(a)	Constitutional documents

copies, certified by an officer of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

(b)	Corporate authorisations

copies of resolutions of the directors of each Security Party approving such of the Contract, the Charter, and the Security Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party’s obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as:

(i)	being true and correct;

(ii)	being duly passed at meetings of the directors of such Security Party each duly convened and held;

(iii)	not having been amended, modified or revoked; and

(iv)	being in full force and effect

and incorporating specimen signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Contract, the Charter, the Charter Guarantee, the Novation Agreement and the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents certified by an officer of such Security Party as being the true signatures of such persons together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions;

(c)	Certificate of incumbency

a list of directors and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;

(d)	Borrower’s consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of the Borrower that no consents, authorisations, licences or approvals are necessary for the Borrower to authorise or are required by the Borrower in connection with the borrowing by the Borrower of the Loan pursuant to this Agreement or the execution, delivery and performance of the Security Documents;

(e)	Other consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each Security Party (other than the Borrower) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrower of the Commitment pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

(f)	Certified Contract, Charter, Charter Guarantee and Novation Agreement

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the Borrower of each of the Contract, the Charter, the Charter Guarantee and the Novation Agreement;

(g)	Valuation

valuation from a professional valuer acceptable to the Bank (dated not more than ten (10) days prior to the date of this Agreement) evidencing that the Security Value will be not less than one hundred and thirty per cent (133%) of the Facility Amount;

(h)	Insurance opinion

an opinion from insurance consultants acceptable to the Bank, on the insurances effected or to be effected in respect of the Ship upon and following the Drawdown Date;

(i)	Fee

evidence that the fee due under clause 5.1.1 has been paid in full;

(j)	Earnings Account

evidence that the Earnings Account has been opened with the Account Bank;

(k)	Contract Price

evidence that the initial twenty five per cent (25%) of the Contract Price of the Ship has been paid; and

(l)	Further conditions

such further conditions, opinion or evidence as may reasonably be required by the Bank.

SIN-#284801-v6

Part 2

(a)	Drawdown Notice

the Drawdown Notice duly executed and delivered to the Bank in accordance with clause 2 of this Agreement;

(b)	Ship conditions

evidence that the Ship:

(i)	Registration and Encumbrances

is registered in the name of the Borrower through the Registry under the laws and flag of the Flag State and that the Ship and its Earnings, Insurances and Requisition Compensation (as defined in the Deed of Covenant) are free of Encumbrances;

(ii)	Classification

maintains the Classification free of all requirements and recommendations of the Classification Society;

(iii)	Insurance

is insured in accordance with the provisions of the Security Documents and all requirements of the Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which the Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to the Ship); and

(iv)	Delivery under Charter

has been delivered to, and accepted by, the Charterer for service under the Charter;

(c)	Security Documents

the Mortgage, the Deed of Covenant, the Corporate Guarantee, the Charter Assignment and the Accounts Charge, each duly executed;

(d)	Mortgage registration

evidence that the Mortgage has been registered against the Ship through the Registry under the laws and flag of the Flag State;

(e)	Notices of assignment and acknowledgements

copies of duly executed notices of assignment required by the terms of the Security Documents and in the forms prescribed by the Security Documents with original duly executed acknowledgements thereof to be delivered to the Bank within fifteen (15) days of Delivery;

(f)	Bahamas opinion

an opinion of Higgs and Johnson, special legal advisers in the Commonwealth of the Bahamas to the Bank;

(g)	Marshall Islands opinion

an opinion of Blank Rome LLP, special legal advisers in the Republic of the Marshall Islands to the Bank;

(h)	Liberia opinion

an opinion of Blank Rome LLP special legal advisers in the Republic of Liberia to the Bank;

(i)	English opinion

an opinion of Norton Rose, special legal advisers in the United Kingdom to the Bank;

(j)	Further opinions

any such further opinion as may be required by the Bank;

(k)	Borrower’s process agent

a copy, certified as a true copy by the Borrower’s solicitors or other person acceptable to the Bank of a letter from the Borrower’s agent for receipt of service of proceedings referred to in clause 17.2 accepting its appointment under the said clause and under each of the other Security Documents in which it is or is to be appointed as the Borrower’s agent;

(l)	Corporate Guarantor’s process agent

copy, certified as a true copy by the Borrower’s solicitors or other person acceptable to the Bank of a letter from the Corporate Guarantor’s agent for receipt of service of proceedings referred to in clause 9.2 of the Corporate Guarantee accepting its appointment under the said clause;

(m)	Certificates of financial responsibility

a copy of a certificate of financial responsibility complying with the requirements of the United States Oil Pollution Act 1990 or the United States Comprehensive Environmental Response Compensation Liability Act 1980 together with evidence of approval thereof by the relevant regulatory authorities;

(n)	Payment of Contract Price

evidence that the Contract Price has been (or upon drawdown of the Loan will have been) paid in full and that the Borrower is in compliance with clause 8.1.13;

(o)	ISM Code compliance

either (i) a copy, certified as a true copy by an officer of the Borrower, of the provisional SMC for the Ship and the DOC or (ii) evidence satisfactory to the Bank that the Borrower or any Operator has applied to the Regulatory Agency for an SMC for the Ship to be issued pursuant to the ISM Code within any time limit, required or recommended by such Regulatory Agency;

(p)	ISSC

A copy, certified as a true copy by an officer of the Borrower or the Operator, of the provisional  ISSC for the Ship;

(q)	Conditions precedent

evidence that the conditions precedent set out in schedule 2 part 1 remain satisfied and confirmation from the Borrower that no further consents or approvals are required; and

(r)	Further conditions

such further conditions, opinions or evidence as may be reasonably required by the Bank.

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Schedule 3

Form of Mortgage

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Schedule 4

Form of Deed of Covenant

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Schedule 5

Form of Accounts Charge

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Schedule 6

Form of Corporate Guarantee

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Schedule 7

Form of Charter Assignment

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SIGNED and DELIVERD as a DEED
by        /s/ R. Anthony Dalzell                                                       )
for and on behalf of                                                               )
SAKONNET SHIPPING LTD.                                                               )
pursuant to a Power of Attorney dated                                                                                )      ...............................................
in the presence of:   /s/  William MacLachlan                                         )                 Attorney-in-fact

SIGNED and DELIVERD as a DEED
by        /s/ Cheong Seng Huoa Benny                                                       )
for and on behalf of                                                               )
THE BANK OF NOVA SCOTIA ASIA LIMITED                                                                                                )
pursuant to a Power of Attorney dated                                                                                )      ...........................................
in the presence of:     /s/ Grant Shultz                                                 )                 Attorney-in-fact

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